UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOF	N/A*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* On March 23, 2026, the NYSE filed a Form 25 relating to the delisting from the NYSE of our ordinary shares. The delisting became effective on March 30, 2026. The ordinary shares will continue to trade over the counter under the symbol “TSEOF.”

EXPLANATORY NOTE

Debt Restructuring Pursuant to Restructuring Support Agreement with Majority of Senior Lenders

Pursuant to a restructuring support agreement with certain holders representing a majority of the Company Parties’ prepetition funded indebtedness (the “Restructuring Support Agreement”), Trinseo PLC (the “Company”) and certain of its subsidiaries and affiliates (collectively, the “Company Parties”) intend to implement a comprehensive restructuring of the Company Parties’ existing capital structure (the “Restructuring Transactions”) that will discharge and release approximately $2.0 billion of the Company Parties’ prepetition funded indebtedness (which is expected to reduce annual interest expense by approximately $140 million) in exchange for certain recoveries set forth in the Restructuring Support Agreement and further described below. The Restructuring Support Agreement contemplates effectuating the Restructuring Transactions through a joint Chapter 11 plan of reorganization (the “Plan”) to be filed by the applicable Company Parties (the “Debtors”) in cases to be commenced under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court,” and such cases, the “Chapter 11 Cases”). Pursuant to the Restructuring Support Agreement, supporting senior lenders have committed to support and vote for the Plan and use commercially reasonable efforts to consummate and complete the Restructuring Transactions. The Company Parties do not expect any operational impact from the Restructuring Transactions and plan to continue to operate and serve customers and pay vendors and employees in the ordinary course of business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Existing lenders will initially receive 100% of the reorganized Company's equity interests through the Restructuring Transactions. Holders of the Company’s Existing Equity Interests will have their equity interests cancelled and will receive no recovery. Capitalized terms used but not defined herein have the meanings given to them in the Restructuring Support Agreement and the term sheet attached thereto (the “Restructuring Term Sheet”).

This Current Report does not constitute an offer to sell or buy, or the solicitation of an offer to sell or buy, any securities, nor does it constitute a solicitation of acceptances or rejections of any Chapter 11 plan of reorganization within the meaning of Section 1125 of the Bankruptcy Code. Any solicitation or offer will be made only in compliance with applicable securities laws and/or the provisions of the Bankruptcy Code.

ITEM 1.01	Entry into Material Definitive Agreement.

Restructuring Support Agreement

In connection with the Restructuring Transactions, on May 13, 2026, the Company Parties entered into the Restructuring Support Agreement with:

•	Supporting Super HoldCo 1L Lenders holding approximately 98.0% of the aggregate outstanding principal amount of Super HoldCo 1L Claims under the Credit Agreement dated September 8, 2023 (as amended, the “Super HoldCo 1L Credit Agreement”) and 100% of the OpCo Intercompany Term Loans;

•	Supporting RCF Lenders holding approximately 100% of the aggregate outstanding principal amount of RCF Claims under the Credit Agreement dated January 17, 2025 (as amended, the “RCF Credit Agreement”); and

•	Supporting OpCo 2028 Term Lenders holding approximately 57.2% of the aggregate outstanding principal amount of OpCo 2028 Term Loan Claims under the Credit Agreement dated September 6, 2017 (as amended, the “OpCo Term Loan Credit Agreement”).

The Restructuring Support Agreement contemplates the Restructuring Transactions through the cancellation, discharge and release of the Company Parties’ prepetition funded indebtedness in exchange for the recoveries set forth in the Restructuring Term Sheet, including, as applicable, reorganized common interests, cash, subscription rights and takeback term loans, to be effectuated through the Plan. In connection with the Restructuring Transactions, trade creditors and all other non-funded-debt General Unsecured Claims will be treated as Unimpaired. Holders of the Company’s Existing Equity Interests will have their equity interests cancelled and will receive no recovery.

Commitments and Representations. Each of the Company Parties, the Supporting Super HoldCo 1L Lenders, the Supporting RCF Lenders and the Supporting OpCo 2028 Term Lenders (collectively, the “Supporting Creditors”) have made certain customary commitments and representations in the Restructuring Support Agreement. The Company Parties have agreed, among other things, to support and take all commercially reasonable actions necessary and appropriate to facilitate the Restructuring Transactions, meet the milestones set forth in the Restructuring Support Agreement and obtain required regulatory approvals for the Restructuring Transactions. The Supporting Creditors have committed to the Company Parties, among other things, to support and vote for the Plan, use their commercially reasonable efforts to consummate and complete the Restructuring Transactions, consent to the incurrence of the DIP Facilities and the Company Parties’ use of cash collateral, and forbear from exercising remedies during the support period.

Milestones. The Restructuring Support Agreement contains milestones relating to the Chapter 11 Cases (the “Milestones”), which include the dates by which the Company Parties are required to, among other things, file certain motions and documents (including the Plan and Disclosure Statement) with the Bankruptcy Court, obtain certain orders of the Bankruptcy Court and consummate the Company Parties’ emergence from Chapter 11 protection. Among other dates set forth in the Restructuring Support Agreement, the Restructuring Support Agreement contemplates that the Company Parties:

•	commence the Chapter 11 Cases no later than May 25, 2026;

•	obtain entry of the Interim DIP Order no later than four (4) calendar days following the Petition Date;

•	obtain entry of the Solicitation Procedures Order and conditional approval of the Disclosure Statement no later than four (4) Business Days following the Petition Date;

•	obtain entry of the Final DIP Order no later than thirty-five (35) calendar days following the Petition Date;

•	obtain entry of the Confirmation Order no later than sixty (60) calendar days following the Petition Date; and

•	cause the Plan Effective Date to occur on or before the Outside Date (defined as one hundred and eighty (180) days after the Petition Date, subject to extension for up to ninety (90) days if the Plan Effective Date has not occurred solely because of outstanding Regulatory Approvals and all other conditions to the Plan Effective Date have been satisfied).

Termination. Each of the parties to the Restructuring Support Agreement may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances, subject, in certain cases, to cure rights. The Company Parties may terminate the Restructuring Support Agreement upon, among other circumstances:

•	certain material breaches of the Restructuring Support Agreement by the Supporting Creditors (provided that the Company Parties shall not have the right to terminate if the non-breaching Supporting Creditors still hold at least 66.7% of each of the Super HoldCo 1L Claims and the RCF Claims and at least 50.1% of the OpCo 2028 Term Loan Claims);

•	the failure of the Equity Rights Offering Commitment Parties to fund the Equity Rights Offering;

•	a Company Party’s board determining in good faith, upon the advice of outside counsel, that continued performance under the Restructuring Support Agreement would be inconsistent with applicable law or its fiduciary duties; or

•	certain actions by the Bankruptcy Court, including converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, dismissing the Chapter 11 Cases or appointing an examiner or trustee.

The Requisite Supporting Senior Creditors have termination rights that may be exercised upon, among other circumstances:

•	the breach in any material respect by any Company Party of its covenants, obligations, representations, or warranties contained in the Restructuring Support Agreement that has a material adverse effect on the Requisite Supporting Senior Creditors and remains uncured for ten Business Days;

•	the failure to meet a Milestone that has not been waived or extended, where such failure is not the result of any act, omission or delay by the terminating Supporting Senior Creditors in breach of their obligations under the Restructuring Support Agreement;

•	certain actions by the Bankruptcy Court, including preventing the consummation of the Restructuring Transactions, dismissing the Chapter 11 Cases or converting any of the Chapter 11 Cases into a case under Chapter 7 of the Bankruptcy Code; or

•	a Company Party’s determination to exercise a fiduciary out.

The Requisite Supporting OpCo 2028 Term Lenders have termination rights that may be exercised upon, among other circumstances:

•	the breach in any material respect by any Company Party of its covenants, obligations, representations, or warranties contained in the Restructuring Support Agreement that has a material adverse effect on the Requisite Supporting OpCo 2028 Term Lenders and remains uncured for ten Business Days;

•	certain actions by the Bankruptcy Court, including preventing the consummation of the Restructuring Transactions, dismissing the Chapter 11 Cases or converting any of the Chapter 11 Cases into a case under Chapter 7 of the Bankruptcy Code; or

•	a Company Party’s determination to exercise a fiduciary out.

The Restructuring Support Agreement will terminate automatically upon the Plan Effective Date and may be terminated by mutual written agreement of the Company Parties, the Requisite Supporting Senior Creditors and the Requisite Supporting OpCo 2028 Term Lenders.

Consummation. Consummation of the Restructuring Transactions contemplated by the Restructuring Support Agreement is subject to approval of the Plan by the Bankruptcy Court, required regulatory approvals (including antitrust clearance in the United States, Germany, South Korea, the European Commission and Sweden, and foreign investment clearance in France and Italy), satisfaction of the conditions to the Plan Effective Date, and completion of any Irish law implementation steps. Accordingly, no assurance can be given that the transactions described therein will be consummated.

Summary of Material Terms. The following is a summary of the material terms of the Restructuring Transactions that are set forth in the Restructuring Term Sheet:

•	DIP Facilities. The Restructuring Support Agreement contemplates senior secured debtor-in-possession term loan facilities (collectively, the “DIP Facilities”), consisting of:

•	the OpCo DIP Facility, in the aggregate principal amount of $270.0 million, to be provided to the OpCo Debtors (as defined in the Restructuring Support Agreement) by the Supporting RCF Lenders (as defined in the Restructuring Support Agreement); and

•	the Super HoldCo DIP Facility, in the aggregate principal amount of $157.5 million, to be provided to the Super HoldCo Debtors by the Supporting Super HoldCo 1L Lenders. The DIP Facilities will be used to fund the Debtors’ operations during the Chapter 11 Cases.

•	Equity Rights Offering. The Restructuring Support Agreement contemplates a $450 million equity rights offering (the “Equity Rights Offering”), pursuant to which certain holders of Claims will be offered the right to purchase Reorganized Common Interests. The Equity Rights Offering Commitment Parties, consisting of the Supporting OpCo 2028 Term Lenders and the Supporting Super HoldCo 1L Lenders, have agreed to fully backstop the Equity Rights Offering pursuant to the terms of the Equity Rights Offering Commitment Letters.

•	Exit Financing. The Restructuring Support Agreement contemplates that, on the Plan Effective Date, the Reorganized Debtors (as defined in the Restructuring Support Agreement) will enter into:

•	a revolving credit facility (the “Exit RCF Facility”) in an aggregate principal amount of at least $200 million; and

•	a term loan facility (the “Exit Term Loan Facility”) in an aggregate principal amount of $850 million, in each case, on terms consistent with the Restructuring Term Sheet.

•	Postpetition A/R Facility. The Restructuring Support Agreement contemplates that the Company Parties will enter into a $150 million accounts receivable facility (the “Postpetition A/R Facility”) to provide additional liquidity during the Chapter 11 Cases.

•	Intercompany Settlement. The Restructuring Transactions include a settlement of all potential claims directly or indirectly related to the OpCo Intercompany Term Loans between the OpCo Company Parties, on one hand, and the OpCo Intercompany Term Lender, on the other hand, including the allowance of the OpCo 2028 Term Loan Claim held by certain of the Super HoldCo Company Parties in the aggregate principal amount of approximately $1.5 billion, plus all accrued interest as of the Petition Date.

•	Corporate Governance. Reorganized Parent will be a newly formed Delaware limited liability company. The New Corporate Governance Documents will contain customary protections for minority equity holders, including board appointment rights.

•	Irish Process. The Restructuring Support Agreement contemplates that the Restructuring Transactions may be implemented in part through an Irish examinership, liquidation, scheme of arrangement, receivership or other process under Irish law by or in respect of Trinseo PLC or any other Company Party in furtherance of the Restructuring Transactions.

The foregoing summary of the Restructuring Support Agreement, including the Restructuring Term Sheet, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Revolver Amendment

On May 13, 2026, Trinseo Luxco S.à r.l. (“Trinseo Luxco”), Trinseo Holding S.à r.l. (“Trinseo Holding”), and Trinseo Materials Finance, Inc. (together with Trinseo Holding, the “Borrowers”), entered into an amendment (the “Third Amendment”) to the credit agreement governing our super priority revolving credit facility, dated as of January 17, 2025 (as amended, the “SuperPriority Revolver”), by and among Trinseo Luxco, the Borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent. Pursuant to the Third Amendment, certain lenders (the “2026 May Incremental Revolving Credit Lenders”) agreed to provide incremental senior-secured revolving credit commitments (the “2026 May Incremental Revolving Commitments”) to the Borrowers under the SuperPriority Revolver in an aggregate principal amount of $25,000,000 (the “2026 May Incremental Revolving Facility”).

Borrowings under the 2026 May Incremental Revolving Facility may be used to fund working capital, for general corporate purposes, and for any other purposes not prohibited by the SuperPriority Revolver. Amounts borrowed under the 2026 May Incremental Revolving Facility and repaid may not be reborrowed. The entire outstanding principal amount (if any) of the 2026 May Incremental Revolving Facility is due and payable at maturity thereof. The 2026 May Incremental Revolving Facility is scheduled to mature on February 2, 2028.

The full amount of the 2026 May Incremental Revolving Facility was drawn on May 13, 2026. The Borrowers made a borrowing of revolving loans under the 2026 May Incremental Revolving Facility in an aggregate principal amount of $25,000,000. The revolving loans under the 2026 May Incremental Revolving Facility bear interest at a rate per annum equal to, at the Borrowers’ election, either:

•	a Term SOFR based rate (subject to a 0.00% floor), plus an applicable margin of 9.00%; or

•	an alternate base rate (subject to a 0.00% floor), plus an applicable margin of 8.00%. Interest payments under the 2026 May Incremental Revolving Facility are payable in kind on the applicable payment date thereof.

In addition, the 2026 May Incremental Revolving Facility provides for a quarterly unused line fee on the unused portion of the 2026 May Incremental Revolving Facility, at a rate per annum equal to 0.375%. In connection with the Third Amendment, the Borrowers agreed to pay a closing fee to the 2026 May Incremental Revolving Credit Lenders, payable in-kind on May 13, 2026 by capitalizing and adding such fee to the outstanding principal balance of the 2026 May Incremental Revolving Credit Loans, in an amount equal to 3.50% of the aggregate amount of the 2026 May Incremental Revolving Commitments.

The obligations of each Borrower under the 2026 May Incremental Revolving Facility are guaranteed by the same guarantors, and secured by the same collateral as the existing revolving facility under the SuperPriority Revolver. The 2026 May Incremental Revolving Facility is subject to substantially the same terms as the existing revolving facility under the SuperPriority Revolver, including with respect to representations and warranties, mandatory prepayments, affirmative and negative covenants, and events of default.

Senior Credit Facility Amendment

On May 13, 2026, Trinseo Luxco, Trinseo Holding, and Trinseo Materials Finance, Inc. (the “Co-Borrower,” and together with Trinseo Holdings, the “Borrowers”), entered into an amendment (the “Second Amendment”) to that certain Credit Agreement, dated as of September 6, 2017 (as amended, the “Senior Credit Agreement”), by and among Trinseo Luxco, the Borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent, pursuant to which the Consenting Lenders (as defined in the Second Amendment, constituting Required Lenders under the Senior Credit Agreement) agreed to amend certain provisions of the Senior Credit Agreement, including amending the Senior Credit Agreement to increase the cap on aggregate principal amount of loans outstanding under the Superpriority Credit Agreement (as defined in the Senior Credit Agreement) from $350,000,000 to $375,000,000 (excluding amounts paid in kind).

The descriptions of the Third Amendment and the Second Amendment included in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the complete terms of the Third Amendment and the Second Amendment, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On May 13, 2026, the Company issued a press release announcing that the Debtors entered into the Restructuring Support Agreement. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Cleansing Material

The Company entered into confidentiality agreements (the “Confidentiality Agreements”) with certain holders of the Super HoldCo 1L Loans, the OpCo 2028 Term Loans, and the 2029 Notes (each as defined in the Restructuring Support Agreement) (the “Creditors”). The Confidentiality Agreements facilitated the Company’s ability to engage in discussions with the Creditors regarding one or more potential restructuring transactions (a “Potential Transaction”).

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose certain confidential information previously disclosed to the Creditors (collectively, the “Cleansing Material”) upon the occurrence of certain events set forth in the Confidentiality Agreements. The Cleansing Material attached as Exhibit 99.2 hereto was prepared as of an earlier date and is being furnished in satisfaction of the Company’s public disclosure obligations under the Confidentiality Agreements.

The information set forth under this Item 7.01, including the materials attached as Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Third Amendment, the 2026 Incremental Revolving Facility, the Second Amendment, the Restructuring Support Agreement, the Restructuring Transactions, the Chapter 11 Cases, the Plan, debtor-in-possession financing, the Postpetition A/R Facility, use of cash collateral, exit financing, the Equity Rights Offering, the issuance of Reorganized Common Interests or other securities, the treatment of claims and interests, the expected cancellation of Existing Equity Interests and the Company’s financial position. These forward-looking statements are based upon current expectations and involve risks and uncertainties, including the Company’s ability to consummate the Restructuring Transactions on the terms contemplated by the Restructuring Term Sheet or at all; negotiate, execute and perform definitive documents; obtain Bankruptcy Court approval of the Plan, the DIP Facilities, cash collateral arrangements and other requested relief; obtain and consummate exit financing, the Postpetition A/R Facility and the Equity Rights Offering; satisfy or waive conditions to the Plan Effective Date, including any required governmental or regulatory approvals and Irish law implementation steps; and manage its business during the Chapter 11 Cases. Additional information and key risks applicable to these statements are described in the Company’s Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors,” and elsewhere in the Company’s other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. All forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements, except as required by law.

ITEM 9.01	Exhibits.

10.1+	Restructuring Support Agreement, dated as of May 13, 2026, by and among Trinseo PLC, certain of its subsidiaries and affiliates party thereto, and the Supporting Creditors party thereto
10.2	Third Amendment, dated as of May 13, 2026, to the Credit Agreement dated as of January 17, 2025, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Trinseo Ireland Global IHB Limited, Trinseo Services Ireland Limited, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto
10.3	Second Amendment, dated as of May 13, 2026, to the Credit Agreement dated as of September 6, 2017, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., and the lenders party thereto
99.1	Press Release, dated May 13, 2026
99.2	Cleansing Material
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

+ Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K because they are both not material and are the type that the Registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: May 13, 2026